     As filed with the Securities and Exchange Commission on May 13, 1997

                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                                  GALAGEN INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                     41-1719104
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)


          4001 LEXINGTON AVENUE NORTH                         55126
            ARDEN HILLS, MINNESOTA                          (Zip Code)
   (Address of principal executive offices)


                                  GALAGEN INC.
                     NON-STATUTORY STOCK OPTION AGREEMENTS


IAI Investment Funds VI, Inc.                             Arthur J. Benvenuto
IAI Investment Funds IV, Inc.      Eileen F. Bostwick    Arthur D. Collins, Jr.
IAI Investment Funds II, Inc.       Michael E. Cady          Stanley Falkow
  Land O'Lakes, Inc.                Gregg A. Waldon          John Pappajohn
  Robert A. Hoerr                   John G. Watson         Winston R. Wallin
-------------------------------------------------------------------------------
                            (Full title of the plan)

                           Robert A. Hoerr, M.D., Ph.D.
                                  President and
                             Chief Executive Officer
                                   GalaGen Inc.
                           4001 Lexington Avenue North
                           Arden Hills, Minnesota 55126
                     (Name and address of agent for service)

                                  (612) 481-2105
          (Telephone number, including area code, of agent for service)
                              ______________________

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                              Proposed
  Title of                   Amount            maximum          Proposed maximum         Amount of
securities to                to be          offering price     aggregate offering      registration
be registered              registered        per share (1)           price (1)              fee
----------------------------------------------------------------------------------------------------
Common Stock,               185,644
$.01 par value               shares           See note 1           $1,512,294               $460
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) As of the date of this filing, options are outstanding under the agreements to purchase 185,644 shares of Common Stock of the Registrant, with exercise prices ranging from $1.23 per share to $11.08 per share. The total aggregate exercise price of such options is $1,512,294.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     GALAGEN INC.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of GalaGen Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-27976), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

    1. The Company's latest Annual Report on Form 10-K which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

    2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

    3. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (Registration No. 0-27976) filed on March 13, 1996 (and declared effective on March 25, 1996) under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her services as a director or officer of the corporation, or his or her service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him or her ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides for the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

         The Company's Certificate of Incorporation and Bylaws currently provide that the Company will indemnify directors, officers, employees and agents in accordance with, and to the fullest extent permitted by, the provisions of the Delaware General Corporation Law, as it may be amended from time to time. The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit.
Article V of the Bylaws of the Company provides for the broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law.

         The Company maintains a policy of directors and officers liability insurance that reimburses the Company for expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide direct indemnification to officers and directors where the Company is unable to do so.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT                       DESCRIPTION

    4.1       Specimen Common Stock Certificate.(1)

    4.2 Warrant to purchase 13,541 shares of Common Stock of the Company issued to Piper Jaffray Inc., dated January 26, 1993.(1)

    4.3 Warrant to purchase 20,312 shares of Common Stock of the Company issued to Gus Chafoulias, dated October 12, 1993.(1)

    4.4 Warrant to purchase 20,312 shares of Common Stock of the Company issued to John Pappajohn, dated October 12, 1993.(1)

    4.5 Warrant to purchase 9,479 shares of Common Stock of the Company issued to Cato Holding Company, dated June 21, 1994.(1)

    4.6 Form of Common Stock Warrant to purchase shares of Common Stock of the Company, issued in connection with the sale of Convertible Promissory Notes.(1)

    4.7 Warrant to purchase 17,144 shares of Series F-1 Convertible Preferred Stock of the Company issued to Chiron Corporation, dated March 29, 1995.(1)

    4.8 Warrant to purchase 42,856 shares of Series F-2 Convertible Preferred Stock of the Company issued to Chiron Corporation, dated March 29, 1995.(1)

    4.9 Warrant to purchase 60,000 shares of Series F-3 Convertible Preferred Stock of the Company issued to Chiron Corporation, dated March 29, 1995.(1)

    4.10 Warrant to purchase 80,000 shares of Series F-3 Convertible Preferred Stock of the Company issued to Chiron Corporation, dated March 29, 1995.(1)

    4.11 Warrant to purchase 18,250 shares of Common Stock of the Company issued to IAI Investment Funds VI, Inc. (IAI Emerging Growth
              Fund), dated January 30, 1996.(1)

    4.12 Warrant to purchase 6,250 shares of Common Stock of the Company issued to IAI Investment Funds IV, Inc. (IAI Regional Fund), dated January 30, 1996.(1)

    4.13 Warrant to purchase 25,000 shares of Common Stock of the Company issued to John Pappajohn, dated February 2, 1996.(1)

    4.14 Warrant to purchase 25,000 shares of Common Stock of the Company issued to Edgewater Private Equity Fund, L.P., dated February 2, 1996.(1)

    4.15 Warrant to purchase 10,000 shares of Common Stock of the Company issued to Joseph Giamenco, dated February 2, 1996.(1)

    4.16 Warrant to purchase 25,000 shares of Common Stock of the Company issued to Gus A. Chafoulias, dated February 2, 1996.(1)

    4.17 Warrant to purchase 25,000 shares of Common Stock of the Company issued to JIBS Equities, dated February 2, 1996.(1)

    4.18 Warrant to purchase 25,000 shares of Common Stock of the Company issued to Land O'Lakes, Inc., dated February 2, 1996.(1)

    5.1 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

    23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

    23.2      Consent of Ernst & Young LLP.

    24.1 Power of Attorney (included in the Signature page to the Registration Statement).

    99.1      Schedule of GalaGen Inc. Non-Statutory Stock Options.

    99.2      GalaGen Inc. Non-Statutory Stock Option Agreement-Form 1.

    99.3      GalaGen Inc. Non-Statutory Stock Option Agreement-Form 2.

    99.4      GalaGen Inc. Non-Statutory Stock Option Agreement-Form 3.

-------------

(1) Incorporated herein by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-1032).

ITEM 9.  UNDERTAKINGS.

    A.   The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills, State of Minnesota, on May 12, 1997.

                                     GALAGEN INC.


                                     By   /s/ Robert A. Hoerr
                                        ----------------------------------------
                                          Robert A. Hoerr
                                          President and Chief Executive Officer

                                  POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Robert A. Hoerr, M.D. and Gregg A. Waldon, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such persons' name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of GalaGen Inc. and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 12, 1997.

Signature                         Title
---------                         -----

/s/ Robert A. Hoerr               President and Chief Executive Officer
                                  (Principal Executive Officer)

/s/ Gregg A. Waldon               Vice President, Chief Financial Officer,
                                  Secretary and Treasurer (Principal Financial
                                  and Accounting Officer)

/s/ R. David Spreng               Director

/s/ Arthur J. Benvenuto           Director

/s/ Arthur D. Collins, Jr.        Director

/s/ Ronald O. Ostby               Director

/s/ John Pappajohn                Director

/s/ Winston R. Wallin             Director

                                  INDEX TO EXHIBITS

                                                                   Method
Exhibit                  Description                               of Filing
-------                  -----------                               ---------

4.1       Specimen Common Stock Certificate.(1)................  Incorporated by
                                                                 Reference

4.2       Warrant to purchase 13,541 shares of Common Stock of
          the Company issued to Piper Jaffray Inc., dated
          January 26, 1993.(1).................................  Incorporated by
                                                                 Reference

4.3       Warrant to purchase 20,312 shares of Common Stock of
          the Company issued to Gus Chafoulias, dated
          October 12, 1993.(1).................................  Incorporated by
                                                                 Reference

4.4       Warrant to purchase 20,312 shares of Common Stock of
          the Company issued to John Pappajohn, dated
          October 12, 1993.(1).................................  Incorporated by
                                                                 Reference

4.5       Warrant to purchase 9,479 shares of Common Stock of
          the Company issued to Cato Holding Company, dated
          June 21, 1994.(1)....................................  Incorporated by
                                                                 Reference

4.6       Form of Common Stock Warrant to purchase shares of
          Common Stock of the Company, issued in connection
          with the sale of Convertible Promissory Notes.(1)....  Incorporated by
                                                                 Reference

4.7       Warrant to purchase 17,144 shares of Series F-1
          Convertible Preferred Stock of the Company issued to
          Chiron Corporation, dated March 29, 1995.(1).........  Incorporated by
                                                                 Reference

4.8       Warrant to purchase 42,856 shares of Series F-2
          Convertible Preferred Stock of the Company issued to
          Chiron Corporation, dated March 29, 1995.(1).........  Incorporated by
                                                                 Reference

4.9       Warrant to purchase 60,000 shares of Series F-3
          Convertible Preferred Stock of the Company issued to
          Chiron Corporation, dated March 29, 1995.(1).........  Incorporated by
                                                                 Reference

4.10      Warrant to purchase 80,000 shares of Series F-3
          Convertible Preferred Stock of the Company issued to
          Chiron Corporation, dated March 29, 1995.(1).........  Incorporated by
                                                                 Reference

4.11      Warrant to purchase 18,250 shares of Common Stock of
          the Company issued to IAI Investment Funds VI, Inc.
          (IAI Emerging Growth Fund), dated January 30,
          1996.(1).............................................  Incorporated by
                                                                 Reference

4.12      Warrant to purchase 6,250 shares of Common Stock of
          the Company issued to IAI Investment Funds IV, Inc.
          (IAI Regional Fund), dated January 30, 1996.(1)......  Incorporated by
                                                                 Reference

4.13      Warrant to purchase 25,000 shares of Common Stock of
          the Company issued to John Pappajohn, dated
          February 2, 1996.(1).................................  Incorporated by
                                                                 Reference

4.14      Warrant to purchase 25,000 shares of Common Stock of
          the Company issued to Edgewater Private Equity Fund,
          L.P., dated February 2, 1996.(1).....................  Incorporated by
                                                                 Reference

4.15      Warrant to purchase 10,000 shares of Common Stock of
          the Company issued to Joseph Giamenco, dated
          February 2, 1996.(1).................................  Incorporated by
                                                                 Reference

4.16      Warrant to purchase 25,000 shares of Common Stock of
          the Company issued to Gus A. Chafoulias, dated
          February 2, 1996.(1).................................  Incorporated by
                                                                 Reference

4.17      Warrant to purchase 25,000 shares of Common Stock of
          the Company issued to JIBS Equities, dated
          February 2, 1996.(1).................................  Incorporated by
                                                                 Reference

4.18      Warrant to purchase 25,000 shares of Common Stock of
          the Company issued to Land O'Lakes, Inc., dated
          February 2, 1996.(1).................................  Incorporated by
                                                                 Reference

5.1       Opinion of Faegre & Benson LLP as to the legality of
          the shares being registered..........................  Electronic
                                                                 Transmission

23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration
          Statement.

23.2      Consent of Ernst & Young LLP.........................  Electronic
                                                                 Transmission

24.1      Power of Attorney (included in the Signature page to
          the Registration Statement)..........................  Electronic
                                                                 Transmission

99.1      Schedule of GalaGen Inc. Non-Statutory Stock Options.  Electronic
                                                                 Transmission

99.2      GalaGen Inc. Non-Statutory Stock Option  Agreement-
          Form 1...............................................  Electronic
                                                                 Transmission

99.3      GalaGen Inc. Non-Statutory Stock Option Agreement-
          Form 2...............................................  Electronic
                                                                 Transmission

99.4      GalaGen Inc. Non-Statutory Stock Option Agreement-
          Form 3...............................................  Electronic
                                                                 Transmission
----------------
(1) Incorporated herein by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-1032).